Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

FIRST QUARTER EARNINGS

BLACKSBURG, VA, APRIL 23, 2015:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the first quarter of 2015. The Company reported net income of almost $3.97 million for the quarter ended March 31, 2015 compared to $4.40 million at March 31, 2014. Basic earnings per share were $0.57 at March 31, 2015 compared to $0.63 for the same period in 2014. For the first quarter, the return on average assets was 1.40% and the return on average equity was 9.50% compared to 1.61% and 11.92%, respectively, for the first quarter of 2014. At March 31, 2015, the Company had total assets of $1.16 billion which was an increase of 3.72% when compared to $1.12 billion at the end of the first quarter of 2014.

Commenting on the Company’s financial results, National Bankshares Chairman, President & CEO James G. Rakes said, “We experienced write downs of $394 thousand on other real estate owned during the first quarter that contributed to the lower net income. Among other expenses, we had increased employee benefit expenses, mostly the result of pension related costs. Our loans, however, showed positive growth of over $33 million, or 5.71%, compared to first quarter of 2014. We still face challenges, such as the low interest rate environment which affect our margins, but we continue to be optimistic and focused on opportunities to grow our business and deliver the promise of successful community banking to our customers, employees, and stockholders.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 offices throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2015	March 31, 2014	December 31, 2014
Assets
Cash and due from banks	$12,452	$14,723	$12,894
Interest-bearing deposits	87,676	109,181	102,548
Federal funds sold	---	---	---
Securities available for sale, at fair value	238,496	190,061	222,844
Securities held to maturity	156,135	165,398	161,452
Restricted stock	1,129	1,089	1,089
Total securities	395,760	356,548	385,385
Mortgage loans held for sale	1,091	---	291
Loans:
Loans, net of unearned income and deferred fees	622,171	589,048	605,466
Less: allowance for loan losses	(8,257)	(8,297)	(8,263)
Loans, net	613,914	580,751	597,203
Premises and equipment, net	8,998	9,428	9,131
Accrued interest receivable	5,506	5,893	5,748
Other real estate owned	4,573	4,901	4,744
Intangible assets and goodwill	6,954	8,029	7,223
Bank-owned life insurance	21,946	21,335	21,797
Other assets	5,975	12,321	7,767
Total assets	$1,164,845	$1,123,110	$1,154,731

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$160,217	$145,963	$150,744
Interest-bearing demand deposits	526,388	503,596	533,641
Savings deposits	85,615	77,467	81,297
Time deposits	212,737	237,060	216,746
Total deposits	984,957	964,086	982,428
Other borrowed funds	---	---	---
Accrued interest payable	70	78	68
Other liabilities	7,096	5,529	5,932
Total liabilities	992,123	969,693	988,428

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,950,474 shares at March 31, 2015 and December 31, 2014 and 6,947,974 shares at March 31, 2014.	8,688	8,685	8,688
Retained earnings	167,253	158,575	163,287
Accumulated other comprehensive loss, net	(3,219)	(13,843)	(5,672)
Total stockholders' equity	172,722	153,417	166,303
Total liabilities and stockholders' equity	$1,164,845	$1,123,110	$1,154,731

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ending
($ in thousands, except for share and per share data)	March 31, 2015	March 31, 2014
Interest Income
Interest and fees on loans	$7,649	$7,935
Interest on federal funds	---	---
Interest on interest-bearing deposits	64	65
Interest on securities - taxable	1,734	1,653
Interest on securities - nontaxable	1,386	1,500
Total interest income	10,833	11,153
Interest Expense
Interest on time deposits of $100 or more	128	153
Interest on other deposits	959	1,162
Interest on borrowed funds	---	---
Total interest expense	1,087	1,315
Net interest income	9,746	9,838
Provision for loan losses	201	103
Net income after provision for loan losses	9,545	9,735
Noninterest Income
Service charges on deposit accounts	535	592
Other service charges and fees	71	65
Credit card fees	895	797
Trust Income	289	293
Bank-owned life insurance	170	175
Other income	282	277
Realized securities gains (losses), net	(2)	1
Total noninterest income	2,240	2,200
Noninterest Expense
Salaries and employee benefits	3,072	2,999
Occupancy and furniture and fixtures	452	440
Data processing and ATM	434	363
FDIC assessment	135	147
Credit card processing	610	549
Intangibles and goodwill amortization	269	269
Net cost of other real estate owned	471	77
Franchise taxes	308	279
Other operating expenses	957	1,059
Total noninterest expense	6,708	6,182
Income before income tax expense	5,077	5,753
Income tax expense	1,111	1,349
Net income	$3,966	$4,404
Basic net income per share	$0.57	$0.63
Fully diluted net income per share	$0.57	$0.63
Weighted average number of common shares outstanding
Basic	6,950,474	6,947,974
Diluted	6,955,023	6,963,865
Dividends declared per share	$---	$---
Dividend payout ratio	---	---
Book value per share	$24.85	$22.08

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	March 31, 2015	March 31, 2014
Net income	$3,966	$4,404

Other Comprehensive Income, net of tax
Unrealized holding gains on available for sale securities net of deferred tax of $1,320 in 2015 and $1,681 in 2014	2,452	3,121
Reclassification adjustment, net of income tax (benefit) of $1 in 2015 and $0 in 2014	1	---
Other comprehensive income, net of tax of $1,321 and $1,681 for the periods ended March 31, 2015 and 2014, respectively	$2,453	$3,121
Total Comprehensive Income	$6,419	$7,525

National Bankshares, Inc. and Subsidiaries

Key Ratios and Other Data

(Unaudited)

	Three Months Ended
$ in thousands	March 31, 2015	March 31, 2014
Average Balances
Cash and due from banks	$11,364	$11,937
Interest-bearing deposits	104,104	103,024
Securities available for sale	222,161	184,497
Securities held to maturity	159,376	162,782
Restricted stock	1,095	1,385
Mortgage loans held for sale	460	382
Gross Loans	605,137	592,338
Loans, net	604,288	583,189
Intangible assets	7,109	8,185
Total assets	1,149,578	1,108,867
Total deposits	973,738	953,703
Other borrowings	---	---
Stockholders' equity	169,289	149,877
Interest-earning assets	1,092,481	1,062,323
Interest-bearing liabilities	821,308	812,690

Financial ratios
Return on average assets	1.40%	1.61%
Return on average equity	9.50%	11.92%
Net interest margin	3.95%	4.12%
Net interest income-fully taxable equivalent	$10,648	$10,799
Efficiency ratio	52.05%	47.56%
Average equity to average assets	14.73%	13.52%

Allowance for loan losses
Beginning balance	$8,263	$8,227
Provision for losses	201	103
Charge-offs	(260)	(191)
Recoveries	53	158
Ending balance	$8,257	$8,297

National Bankshares, Inc. and Subsidiaries

Asset Quality Data

(Unaudited)

$ in thousands
Nonperforming assets	March 31, 2015	March 31, 2014
Nonaccrual loans	$3,102	$5,071
Nonaccrual restructured loans	6,123	1,007
Total nonperforming loans	9,225	6,078
Other real estate owned	4,573	4,901
Total nonperforming assets	$13,798	$10,979
Accruing restructured loans	5,992	6,145
Loans 90 days or more past due	$272	$163

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	2.20%	1.85%
Allowance for loans losses to total loans	1.33%	1.41%
Allowance for loan losses to nonperforming loans	89.51%	136.51%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.04%	0.03%